Exhibit 99

NEWS RELEASE

The Progressive Corporation 6300 Wilson Mills Road Mayfield Village, Ohio 44143 http://www.progressive.com	Company Contact: Matt Downing (440) 395-4222

PROGRESSIVE REPORTS JANUARY RESULTS

MAYFIELD VILLAGE, OHIO — February 15, 2012 — The Progressive Corporation today reported the following results for January 2012:

(millions, except per share amounts and ratios; unaudited)	January 2012	January 2011	Change
Net premiums written	$1,458.3	$1,375.0	6%
Net premiums earned	$1,463.5	$1,395.8	5%
Net income	$75.0	$112.6	(33)%
Per share	$.12	$.17	(28)%
Total pretax net realized gains (losses) on securities (including net impairment losses)	$11.9	$32.3	(63)%
Combined ratio	94.9	92.2	2.7 pts.
Average diluted equivalent shares	610.5	658.0	(7)%

(in thousands; unaudited)	January 2012	January 2011	Change
Policies in Force:
Agency – auto	4,688.0	4,495.6	4%
Direct – auto	3,888.1	3,639.3	7%

Total personal auto	8,576.1	8,134.9	5%
Total special lines	3,788.3	3,604.7	5%

Total Personal Lines	12,364.4	11,739.6	5%

Total Commercial Auto	509.6	506.8	1%

Progressive offers insurance to personal and commercial auto drivers throughout the United States. Our Personal Lines business writes insurance for personal autos and recreational vehicles. Our Commercial Auto business writes primary liability, physical damage, and other auto-related insurance for autos and trucks owned by small businesses.

See the “Income Statement” and “Supplemental Information” for further information and the “Monthly Commentary” at the end of this release for additional discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

COMPREHENSIVE INCOME STATEMENTS

January 2012

(millions – except per share amounts)

(unaudited)

	January[1]
	2012	2011	% Change
Net premiums written	$1,458.3	$1,375.0	6

Revenues:
Net premiums earned	$1,463.5	$1,395.8	5
Investment income	38.0	39.5	(4)
Net realized gains (losses) on securities:
Other-than-temporary impairment (OTTI) losses:
Total OTTI losses	0	(.1)	NM
Non-credit losses, net of credit losses recognized on previously recorded non-credit OTTI losses[2]	0	(.2)	NM

Net impairment losses recognized in earnings	0	(.3)	NM
Net realized gains (losses) on securities	11.9	32.6	(63)

Total net realized gains (losses) on securities	11.9	32.3	(63)
Service revenues	3.1	1.9	63

Total revenues	1,516.5	1,469.5	3

Expenses:
Losses and loss adjustment expenses	1,064.3	982.2	8
Policy acquisition costs	137.0	132.4	3
Other underwriting expenses	187.4	172.0	9
Investment expenses	1.7	1.1	55
Service expenses	2.7	1.4	93
Interest expense	11.2	10.5	7

Total expenses	1,404.3	1,299.6	8

Income before income taxes	112.2	169.9	(34)
Provision for income taxes	37.2	57.3	(35)

Net income	$75.0	$112.6	(33)

Other comprehensive income, net of tax:
Net unrealized gains (losses) on securities:
Net non-credit related OTTI losses, adjusted for valuation changes	1.2	.5	140
Other net unrealized gains (losses) on securities	121.0	27.3	343

Total net unrealized gains (losses) on securities	122.2	27.8	340
Net unrealized gains on forecasted transactions	(.2)	(.3)	(33)
Foreign currency translation adjustment	.3	.1	200

Other comprehensive income	122.3	27.6	343

Total comprehensive income	$197.3	$140.2	41

NM	= Not Meaningful
[1]

See the Monthly Commentary at the end of this release for additional discussion. For a description of our reporting and accounting policies, see Note 1 to our 2010 audited consolidated financial statements included in our 2010 Shareholders’ Report, which can be found at www.progressive.com/annualreport.

[2]

A negative amount for the period reflects credit losses reclassified from other comprehensive income that exceeded the amount of non-credit OTTI losses recognized in other comprehensive income during the period.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

COMPUTATION OF NET INCOME AND COMPREHENSIVE INCOME PER SHARE

&

INVESTMENT RESULTS

January 2012

(millions – except per share amounts)

(unaudited)

The following table sets forth the computation of net income per share and comprehensive income per share:

	January
	2012	2011
Net income	$75.0	$112.6

Per share:
Basic	$.12	$.17
Diluted	$.12	$.17
Comprehensive income	$197.3	$140.2

Per share:
Diluted	$.32	$.21

Average shares outstanding – Basic	606.8	654.0
Net effect of dilutive stock-based compensation	3.7	4.0

Total equivalent shares – Diluted	610.5	658.0

The following table sets forth the investment results for the period:

	January
	2012	2011
Fully taxable equivalent total return:
Fixed-income securities	1.1%	.6%
Common stocks	4.7%	2.3%
Total portfolio	1.5%	.8%

Pretax annualized investment income book yield	3.1%	3.3%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

January 2012

($ in millions)

(unaudited)

January
	Personal Lines Business			Commercial Auto Business	Other Businesses[1]	Companywide Total
	Agency	Direct	Total
Net Premiums Written	$719.4	$581.3	$1,300.7	$157.6	$0	$1,458.3
% Growth in NPW	4%	6%	5%	17%	NM	6%
Net Premiums Earned	$743.3	$572.7	$1,316.0	$147.3	$.2	$1,463.5
% Growth in NPE	3%	6%	5%	8%	NM	5%

GAAP Ratios
Loss/LAE ratio	73.3	72.6	73.0	69.8	NM	72.7
Expense ratio	20.9	23.9	22.2	21.7	NM	22.2

Combined ratio	94.2	96.5	95.2	91.5	NM	94.9

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$4.0
Current accident year						.7

Calendar year actuarial adjustment	$1.4	$2.5	$3.9	$.8	$0	$4.7

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$4.0
All other development						(3.8)

Total development						$.2

Calendar year loss/LAE ratio						72.7

Accident year loss/LAE ratio						72.7

Statutory Ratios
Loss/LAE ratio						72.8
Expense ratio						21.7

Combined ratio						94.5

Statutory Surplus						$5,436.9

[1]

The other businesses generated an underwriting loss of $0.6 million. Combined ratios and % growth are not meaningful (NM) due to the low level of premiums earned by, and the variability of loss costs in, such businesses.

[2]	Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

BALANCE SHEET AND OTHER INFORMATION

(millions – except per share amounts)

(unaudited)

January 2012
CONDENSED GAAP BALANCE SHEET:
Investments – Available-for-sale, at fair value:
Fixed maturities[1] (amortized cost: $11,046.1)	$11,401.8
Equity securities:
Nonredeemable preferred stocks[1] (cost: $468.7)	855.3
Common equities (cost: $1,436.6)	1,938.3
Short-term investments (amortized cost: $1,780.0)	1,780.0

Total investments[2,3]	15,975.4
Net premiums receivable	2,954.4
Deferred acquisition costs	425.0
Other assets[3,4]	2,410.2

Total assets	$21,765.0

Unearned premiums	$4,570.3
Loss and loss adjustment expense reserves[4]	7,284.7
Other liabilities	1,836.3
Debt[5]	2,092.3
Shareholders’ equity	5,981.4

Total liabilities and shareholders’ equity	$21,765.0

Common shares outstanding	611.5
Shares repurchased – January	1.5
Average cost per share	$20.02
Book value per share	$9.78
Trailing 12-month return on average shareholders’ equity
Net income	15.9%
Comprehensive income	15.9%
Net unrealized pretax gains (losses) on investments	$1,238.5
Increase (decrease) from December 2011	$188.0
Debt-to-total capital ratio	25.9%
Fixed-income portfolio duration	1.8 years
Weighted average credit quality	AA-
Year-to-date Gainshare factor	.78

[1]	As of January 31, 2012, we held certain hybrid securities and recognized a change in fair value of $5.5 million as a realized gain during the period we held these securities.
[2]	Includes $4.5 billion of short-term investments and U.S. Treasury securities.
[3]	Total investments exclude $42.5 million of net unsettled security transactions, which are included in “other assets” as of January 31, 2012.
[4]	Loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $791.7 million, which are included in “other assets.”
[5]	In January 2012, we retired the entire $350.0 million of our 6.375% Senior Notes at maturity.

Monthly Commentary

•

Under the new accounting guidance, which became effective January 1, 2012, only costs associated with the successful acquisition or renewal of insurance contracts are eligible for deferral. As a result, during the month, we expensed approximately $8 million, out of a total of $23 million of previously deferred acquisition costs, primarily associated with the Direct business, that no longer meet the criteria for deferral; the remaining costs will be expensed by a decreasing amount over the next five months.

Events

We are currently scheduled to release February results on Wednesday, March 14, 2012, before the market opens.

Progressive is scheduled to hold a one-hour conference call to address questions on Thursday, March 1, 2012 at 9:00 a.m., eastern time, subsequent to the posting of our 2011 Shareholders’ Report online and the filing of our 2011 Annual Report on Form 10-K with the SEC. Registration for the teleconference and webcast is available at http://investors.progressive.com/events.aspx.

About Progressive

The Progressive Group of Insurance Companies makes it easy to understand, buy, and use auto insurance. Progressive offers choices so consumers can reach us whenever, wherever, and however it’s most convenient for them—online at http://www.progressive.com, by phone at 1-800-PROGRESSIVE, or in-person with a local agent.

Progressive offers insurance for personal and commercial autos and trucks, motorcycles, boats, recreational vehicles, and homes. We’re the fourth largest auto insurer in the country, the largest seller of motorcycle insurance, and a leader in commercial auto insurance. Progressive also offers car insurance online in Australia at http://www.progressiveonline.com.au.

Founded in 1937, Progressive continues its long history of offering shopping tools and services that save customers time and money, like Name Your Price®, the Snapshot Discount®, and a concierge level of claims service.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, trade publicly at NYSE:PGR.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions, and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the possible failure of one or more governmental entities to make scheduled debt payments or satisfy other obligations; the potential or actual downgrading of governmental, corporate, or other securities by a rating agency; the financial condition of, and other issues relating to the strength of and liquidity available to, issuers of securities held in our investment portfolios and other companies with which we have ongoing business relationships, including counterparties to certain financial transactions; the accuracy and adequacy of our pricing and loss reserving methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments, including, but not limited to, health care reform and tax law changes; disputes relating to intellectual property rights; the outcome of litigation pending or that may be filed against us; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail, and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems), and business functions; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.